UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2008

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, the Board of Directors elected Anthony B. Petitt to the position of Vice President and Controller. In this position, he will serve as principal accounting officer of the corporation.

Mr. Petitt, 37, joined Whirlpool in March 2007 as Assistant Corporate Controller. Prior to joining Whirlpool, Mr. Petitt joined KForce Inc. in January 2005 and served as Vice President and Chief Accounting Officer of KForce Inc., a professional staffing service company, from May 2005 until March 2007. Mr. Petitt served as the Director of Accounting Operations for Watkins Motor Lines, Inc., a transportation carrier, from February 2002 until January 2005. Mr. Petitt began his career with Arthur Andersen LLP in 1993, where he was employed as an auditor and later as a manager.

Mr. Petitt’s annual base salary in this position will be $250,000. His target award under the Performance Excellence Plan, Whirlpool’s annual incentive plan, will be 45% of base salary. His target award under the Strategic Excellence Program, Whirlpool’s long-term incentive compensation program, will be 50% of base salary.

Mr. Petitt succeeds Larry M. Venturelli, who is assuming the position of Vice President and Chief Financial Officer for Whirlpool’s North America Region.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 29, 2008	By:	/s/ Daniel F. Hopp
	Name:	Daniel F. Hopp
	Title:	Senior Vice President, Corporate Affairs, General Counsel and Secretary